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                                                                      EXHIBIT 23






                              ACCOUNTANTS' CONSENT

The Board of Directors
First American Corporation:


We consent to incorporation by reference in the Registration Statements No. 33-49768, No. 33-57387 and No. 33-59844 each on Form S-3 and No. 33-53269, No.
33-57385, No. 33-44286, No. 2-81920, No. 2-81685, No. 33-44775, No. 33-63188,
No. 33-64161, No. 333-19577, No. 333-25491, and No. 333-52127, each on Form S-8 of First American Corporation of our report dated January 21, 1999, relating to the consolidated balance sheets of First American Corporation and subsidiaries as of December 31, 1998 and 1997, and the related consolidated income statements, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1998, which report appears in the December 31, 1998 Annual Report to stockholders on Form 10-k of First American Corporation.



                                          KPMG LLP


Nashville, Tennessee
March 23, 1999